EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Corporation Reports Third Quarter 2025 Results
HOUSTON--(BUSINESS WIRE)--Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced third quarter 2025 results.

SUMMARY FINANCIAL HIGHLIGHTS (in millions of dollars, except per share data and percentages)

	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024

Westlake Corporation
Net sales	$2,838	$2,953	$3,117
Income (loss) from operations	$(766)	$(109)	$180
Net income (loss) attributable to Westlake Corporation	$(782)	$(142)	$108
Diluted earnings (loss) per common share	$(6.06)	$(1.11)	$0.83
Identified Items (1)	$744	$130	$75
Net income (loss) attributable to Westlake Corporation excl. Identified Items	$(38)	$(12)	$183
Diluted earnings (loss) per common share excl. Identified Items	$(0.29)	$(0.09)	$1.41
EBITDA	$(431)	$210	$505
EBITDA excl. Identified Items	$313	$340	$580
EBITDA margin (2)	11%	12%	19%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,091	$1,160	$1,098
Income from operations	$151	$222	$202
EBITDA	$215	$275	$262
EBITDA margin	20%	24%	24%

Performance and Essential Materials ("PEM") Segment
Net sales	$1,747	$1,793	$2,019
Income (loss) from operations	$(902)	$(318)	$(9)
EBITDA	$(654)	$(78)	$222
Identified Items (1)	$744	$130	$75
EBITDA excl. Identified Items	$90	$52	$297
EBITDA margin (2)	5%	3%	15%
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(1)For the three months ended September 2025, Identified Items include a non-cash impairment charge of $727 million representing all of the goodwill associated with the North American Chlorovinyls reporting unit, and $17 million of accrued expenses related to previously announced shutdowns. For the three months ended June 2025, Identified Items represent $115 million of accrued expenses and $15 million inventory write-off related to previously announced shutdowns. For the three months ended September 2024, Identified Items represent $75 million of accrued expenses related to previously announced shutdowns.
(2)Excludes Identified Items
BUSINESS HIGHLIGHTS
In the third quarter of 2025, Westlake reported net sales of $2.8 billion, a net loss of $782 million, or $6.06 per share, and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of ($431) million. Earnings in the third quarter were impacted by a non-cash charge of $727 million to fully impair the goodwill associated with our North American chlorovinyls business ("Chlorovinyls Impairment") as well as $17 million of accrued expenses for previously announced asset shutdowns (the "Identified Items"), which are included in the Performance and Essential Materials segment financial results. Excluding the Identified Items, the net loss in the third quarter of 2025 was $38 million, or $0.29 per share, and EBITDA was $313 million.

Compared to the second quarter of 2025, EBITDA excluding Identified Items of $313 million decreased by $27 million primarily due to lower average sales price in our PEM segment and lower sales volume in our HIP segment.

Westlake's third quarter of 2025 sales volume decreased 1% and average sales price decreased by 2% as compared to the second quarter of 2025. Housing and Infrastructure Products sales decreased 6% sequentially, driven by a 6% decrease in sales volume and unchanged average sales price. Performance and Essential Materials sales decreased 3% over the same period of time as a higher sales volume was more than offset by a 4% decline in average sales price.

EBITDA excluding Identified Items of $313 million was lower than the third quarter of 2024 EBITDA excluding Identified Items of $580 million primarily due to lower average sales price and margin as well as lower sales volume in our PEM segment. Additionally, lower average sales price and several period-related administrative, restructuring and integration expenses in our HIP segment also contributed to the lower year-over-year EBITDA excluding Identified Items.
EXECUTIVE COMMENTARY
"Global macroeconomic conditions remained challenging throughout the third quarter of 2025 with continued weakness in industrial and manufacturing activity putting pressure on sales prices and margins in our PEM segment, particularly for chlorovinyls. As a result, during the third quarter we recorded a non-cash impairment charge of $727 million for all of the goodwill associated with PEM's North American Chlorovinyls business. We remain committed to this business as the global need for its products, which are critical to industries ranging from building materials to water to manufacturing, remains intact. We have taken actions to reduce costs to deliver the earnings it is capable of generating and we will assess opportunities to optimize its footprint to return it to levels of profitability that provide an appropriate return on investment," said Jean-Marc Gilson, President and Chief Executive Officer.

"Our HIP segment performed very well, holding sales in line with the prior-year period against a backdrop of slowing North American residential construction activity. HIP remains well positioned to continue to outgrow the market by 'winning with the winners' through product innovation and our solid position as a preferred supplier to large, national homebuilders and distributors," continued Mr. Gilson.

"Looking ahead to next year, we expect our margins and earnings to be supported by actions that we are taking to improve our profitability. First, better plant reliability should improve EBITDA. Second, we have identified $200 million of cost savings that we expect to achieve in 2026. Third, footprint optimization actions that we have already taken, including the Pernis Shutdown, will remove approximately $100 million of annual losses starting in 2026. We believe that these actions will contribute to margins and earnings next year and for years to come," concluded Mr. Gilson.

RESULTS
Consolidated Results
(Unless otherwise noted the financial numbers below exclude the Identified Items)
For the three months ended September 30, 2025, the Company reported a quarterly net loss of $38 million, or $0.29 per share, on net sales of $2.8 billion compared to the net loss of $12 million reported in the second quarter of 2025. Sequentially, earnings were impacted by lower average sales price in our PEM segment and lower sales volume in our HIP segment, which were partially offset by higher sales volume in our PEM segment.

The third quarter of 2025 net loss of $38 million was $221 million below the third quarter of 2024 primarily due to lower average sales price and margin, particularly in our PEM segment as a result of unfavorable changes in the global supply-demand balance for many of PEM's products as a result of weaker global industrial and manufacturing demand.

EBITDA of $313 million for the third quarter of 2025 decreased by $27 million compared to second quarter 2025 as a result of lower average sales price and margin in our PEM segment and lower sales volume in our HIP segment, which were partially offset by a lower impact from planned turnarounds and unplanned outages in our PEM segment.

A reconciliation of EBITDA and net income to EBITDA excluding Identified Items and net income excluding Identified Items, as well as a reconciliation of EBITDA to net income, income from operations (including and excluding Identified Items) and net cash provided by operating activities, as well as a reconciliation of free cash flow to net cash flow provided by operating activities, can be found in the financial schedules at the end of this press release.
Expenses Regarding the Chlorovinyls Impairment and Facility Closures ("Identified Items")
During the third quarter of 2025, the Company recorded a non-cash impairment charge of $727 million representing all of the goodwill associated with the North American Chlorovinyls reporting unit. Additionally, during the third quarter of 2025, the Company accrued $17 million of expenses related to previously- announced asset shutdowns.
Cash, Investments and Debt
Net cash provided by operating activities was $182 million for the third quarter of 2025 and capital expenditures were $239 million. As of September 30, 2025, cash, cash equivalents and fixed-income investments were $2.1 billion and total debt was $4.7 billion.
Housing and Infrastructure Products Segment
For the third quarter of 2025, Housing and Infrastructure Products income from operations of $151 million decreased by $71 million as compared to the second quarter of 2025. This decrease in income from operations versus the prior quarter was primarily due to lower sales volume in Pipe & Fittings and Building Products due to the timing of customer orders between the second and third quarters.

Compared to the third quarter of 2024, Housing and Infrastructure Products income from operations decreased by $51 million. The year-over-year decrease was the result of lower average sales price and margins, particularly in Pipe & Fittings, and several period-related expenses.
Performance and Essential Materials Segment
(Unless otherwise noted the financial numbers below exclude the Identified Items)
For the third quarter of 2025, Performance and Essential Materials loss from operations of $158 million decreased by $30 million as compared to the second quarter of 2025. This decrease in loss from operations versus the prior quarter was primarily driven by a lower impact from planned turnarounds and unplanned outages, which contributed to an increase in sales volume, particularly for caustic soda. Average sales price declined 4% from the second quarter of 2025, primarily driven by lower prices for PVC resin and unfavorable sales mix with higher sales in the export markets where pricing is typically lower.

Performance and Essential Materials loss from operations was $158 million in the third quarter of 2025 as compared to income from operations of $66 million in the third quarter of 2024. The year-over-year decrease was primarily due to a 7% decline in average sales price, particularly for PVC resin, and a 6% decline in sales volume, particularly for chlorine.
Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments, global macroeconomic conditions and their effects on us and our customers, the operational reliability of our plants, the scope and duration of disruptions at our facilities, the results of the closure of the Pernis facility and our ability to remove projected annual losses, the success of our cost-reduction efforts and the timing and extent of savings therefrom, our ability to achieve our projected cost savings (including the results of our 2025 cost savings program and our goal of an additional cost savings of $200 million by the end of 2026), our ability to improve margins and earnings in 2026, industrial and manufacturing activity in our target markets, growth in our customers' businesses and their dependence on our products, our ability to weather economic volatility, home affordability and residential construction activity, product innovations, raw material costs, higher energy prices, our market position and the strength of our brands, our commitment to PEM's North American Chlorovinyls business and the results of optimization efforts, the benefits of a diversified and integrated business model, our relationships with our customers, our ability to maintain cost advantages and global demand for our products are forward-looking statements.

These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia and Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws and regulations, including trade policies and tariffs imposed on or by foreign jurisdictions; disruptions in global trade and the effect on trading relationships between the United States and other countries; technological developments; information systems failures and cyberattacks; foreign currency exchange risks; our ability to implement our business strategies; and creditworthiness of our customers and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (SEC) in February 2025.

Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA, free cash flow and other measures that exclude the effects of Identified Items, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the SEC as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP), but believe that certain non-GAAP financial measures, such as EBITDA, free cash flow and other measures that exclude the effects of Identified Items, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) EBITDA to net income, income from operations and net cash provided by operating activities, (ii) free cash flow to net cash provided by operating activities and (iii) other measures reflecting adjustments for the effects of Identified Items can be found in the financial schedules at the end of this press release.
About Westlake
Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit the Company's web site at www.westlake.com.
Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's third quarter 2025 results will be held Thursday, October 30, 2025 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register-conf.media-server.com/register/BI407a290bfbf04abdbdcf5bdeb7f15366. Once registered, you will receive a phone number and unique PIN number.

A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/eex75wdd.
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WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in millions of dollars, except per share data and share amounts)
Net sales	$2,838	$3,117	$8,637	$9,299
Cost of sales	2,602	2,618	7,911	7,670
Gross profit	236	499	726	1,629
Selling, general and administrative expenses	228	215	676	648
Amortization of intangibles	30	29	91	89
Impairment of goodwill	727	—	727	—
Restructuring, transaction and integration-related costs	17	75	139	83
Income (loss) from operations	(766)	180	(907)	809
Interest expense	(41)	(39)	(120)	(120)
Other income, net	32	44	93	153
Income (loss) before income taxes	(775)	185	(934)	842
Provision for (benefit from) income taxes	(3)	65	4	214
Net income (loss)	(772)	120	(938)	628
Net income attributable to noncontrolling interests	10	12	26	33
Net income (loss) attributable to Westlake Corporation	$(782)	$108	$(964)	$595
Earnings (loss) per common share attributable to Westlake Corporation:
Basic	$(6.06)	$0.84	$(7.48)	$4.61
Diluted	$(6.06)	$0.83	$(7.48)	$4.58
Weighted average common shares outstanding:
Basic	128,251,427	128,638,632	128,265,950	128,525,531
Diluted	128,251,427	129,340,461	128,265,950	129,237,560

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2025	December 31, 2024

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$1,927	$2,919
Available-for-sale securities	198	—
Accounts receivable, net	1,763	1,483
Inventories	1,727	1,697
Prepaid expenses and other current assets	136	115
Total current assets	5,751	6,214
Property, plant and equipment, net	8,825	8,633
Other assets, net	5,238	5,903
Total assets	$19,814	$20,750

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,147	$2,213
Current portion of long-term debt, net	750	6
Long-term debt, net	3,906	4,556
Other liabilities	3,073	2,932
Total liabilities	9,876	9,707
Total Westlake Corporation stockholders' equity	9,426	10,527
Noncontrolling interests	512	516
Total equity	9,938	11,043
Total liabilities and equity	$19,814	$20,750

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2025	2024

	(in millions of dollars)
Cash flows from operating activities
Net income (loss)	$(938)	$628
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	881	833
Deferred income taxes	40	(58)
Net loss on disposition and others	76	51
Impairment of goodwill	727	—
Other balance sheet changes	(546)	(574)
Net cash provided by operating activities	240	880
Cash flows from investing activities
Additions to investments in unconsolidated subsidiaries	(23)	(24)
Additions to property, plant and equipment	(754)	(723)
Purchase of available-for-sale securities	(198)	—
Other, net	7	11
Net cash used for investing activities	(968)	(736)
Cash flows from financing activities
Distributions to noncontrolling interests	(33)	(31)
Dividends paid	(204)	(197)
Repayment of senior notes	—	(300)
Repurchase of common stock for treasury	(30)	—
Other, net	(18)	11
Net cash used for financing activities	(285)	(517)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	21	(15)
Net decrease in cash, cash equivalents and restricted cash	(992)	(388)
Cash, cash equivalents and restricted cash at beginning of period	2,935	3,319
Cash, cash equivalents and restricted cash at end of period	$1,943	$2,931

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in millions of dollars)
Net external sales
Housing and Infrastructure Products
Housing Products	$928	$937	$2,746	$2,826
Infrastructure Products	163	161	501	510
Total Housing and Infrastructure Products	1,091	1,098	3,247	3,336
Performance and Essential Materials
Performance Materials	1,010	1,164	3,088	3,505
Essential Materials	737	855	2,302	2,458
Total Performance and Essential Materials	1,747	2,019	5,390	5,963
Total reportable segments and consolidated	$2,838	$3,117	$8,637	$9,299

Income (loss) from operations
Housing and Infrastructure Products	$151	$202	$521	$678
Performance and Essential Materials	(902)	(9)	(1,383)	170
Total reportable segments	(751)	193	(862)	848
Corporate and other	(15)	(13)	(45)	(39)
Consolidated	$(766)	$180	$(907)	$809

Depreciation and amortization
Housing and Infrastructure Products	$62	$54	$170	$157
Performance and Essential Materials	238	225	701	669
Total reportable segments	300	279	871	826
Corporate and other	3	2	10	7
Consolidated	$303	$281	$881	$833

Other income, net
Housing and Infrastructure Products	$2	$6	$2	$27
Performance and Essential Materials	10	6	23	27
Total reportable segments	12	12	25	54
Corporate and other	20	32	68	99
Consolidated	$32	$44	$93	$153

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME (LOSS), INCOME (LOSS) FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(in millions of dollars, except percentages)
Net cash provided by operating activities	$135	$182	$474	$240	$880
Changes in operating assets and liabilities and other	(284)	(895)	(354)	(1,138)	(310)
Deferred income taxes	18	(59)	—	(40)	58
Net income (loss)	(131)	(772)	120	(938)	628
Add:
Identified Items	130	744	75	874	75
Net income (loss) excl. Identified Items	$(1)	$(28)	$195	$(64)	$703

Net income (loss)	(131)	(772)	120	(938)	628
Less:
Other income, net	24	32	44	93	153
Interest expense	(40)	(41)	(39)	(120)	(120)
Provision for (benefit from) income taxes	(6)	3	(65)	(4)	(214)
Income (loss) from operations	(109)	(766)	180	(907)	809
Add:
Identified Items	130	744	75	874	75
Income (loss) from operations excl. Identified Items	21	(22)	255	(33)	884
Add:
Depreciation and amortization	295	303	281	881	833
Other income, net	24	32	44	93	153
EBITDA excl. Identified Items	340	313	580	941	1,870
Less:
Identified Items	130	744	75	874	75
EBITDA	$210	$(431)	$505	$67	$1,795
Net external sales	$2,953	$2,838	$3,117	$8,637	$9,299
Operating Income Margin	(4)%	(27)%	6%	(11)%	9%
Operating income margin excl. Identified Items	1%	(1)%	8%	—%	10%
EBITDA Margin	7%	(15)%	16%	1%	19%
EBITDA margin excl. Identified Items	12%	11%	19%	11%	20%

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WESTLAKE CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER COMMON SHARE TO DILUTED EARNINGS (LOSS) PER COMMON SHARE EXCLUDING IDENTIFIED ITEM
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(per share data)
Diluted earnings (loss) per common share attributable to Westlake Corporation	$(1.11)	$(6.06)	$0.83	$(7.48)	$4.58
Add:
Loss per common share relating to Identified Items	1.02	5.77	0.58	6.79	0.58
Diluted earnings (loss) per common share attributable to Westlake Corporation excl. Identified Items	$(0.09)	$(0.29)	$1.41	$(0.69)	$5.16

WESTLAKE CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(in millions of dollars)
Net cash provided by operating activities	$135	$182	$474	$240	$880
Less:
Additions to property, plant and equipment	267	239	220	754	723
Free cash flow	$(132)	$(57)	$254	$(514)	$157

WESTLAKE CORPORATION

RECONCILIATION OF HIP SEGMENT EBITDA TO INCOME FROM OPERATIONS
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(in millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$222	$151	$202	$521	$678
Add:
Depreciation and amortization	55	62	54	170	157
Other income, net	(2)	2	6	2	27
EBITDA	$275	$215	$262	$693	$862
Net external sales	$1,160	$1,091	$1,098	$3,247	$3,336
Operating Income Margin	19%	14%	18%	16%	20%
EBITDA Margin	24%	20%	24%	21%	26%

WESTLAKE CORPORATION
RECONCILIATION OF PEM SEGMENT EBITDA TO INCOME (LOSS) FROM OPERATIONS
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(in millions of dollars, except percentages)
Performance and Essential Materials Segment
Income (loss) from operations	$(318)	$(902)	$(9)	$(1,383)	$170
Add:
Identified Items	130	744	75	874	75
Income (loss) from operations excl. Identified Items	(188)	(158)	66	(509)	245
Add:
Depreciation and amortization	236	238	225	701	669
Other income, net	4	10	6	23	27
EBITDA excl. Identified Items	52	90	297	215	941
Less:
Identified Items	130	744	75	874	75
EBITDA	$(78)	$(654)	$222	$(659)	$866
Net external sales	$1,793	$1,747	$2,019	$5,390	$5,963
Operating Income Margin	(18)%	(52)%	—%	(26)%	3%
Operating income margin excl. Identified Items	(10)%	(9)%	3%	(9)%	4%
EBITDA Margin	(4)%	(37)%	11%	(12)%	15%
EBITDA margin excl. Identified Items	3%	5%	15%	4%	16%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS
(Unaudited)

	Third Quarter 2025 vs. Third Quarter 2024		Third Quarter 2025 vs. Second Quarter 2025
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	-1%	—%	—%	-6%
Performance and Essential Materials	-7%	-6%	-4%	+1%
Company	-5%	-4%	-2%	-1%